Exhibit 10.1

AMENDMENT NO. 1

TO

ALLIANT TECHSYSTEMS INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Amended and Restated as of December 12, 2005

Section 2.1(a) of the Plan is hereby amended to include, after the last sentence of such section, the following:

Notwithstanding the preceding sentence, as of the date of the Annual Meeting held in 2006 (but only if prior to August 6, 2006), each Director elected or reelected to the Board at such Annual Meeting shall be awarded shares of Restricted Stock with a market value of $75,000 as determined by the closing market price of Stock on the date of such Annual Meeting.